UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by The Travelers Companies, Inc. (the “Company”) with the Securities and Exchange Commission on June 1, 2011 (the “Original 8-K”).  The Original 8-K reported the results of matters voted upon at the Company’s Annual Meeting of Shareholders held on May 26, 2011 (the “Annual Meeting”).  This Amendment is being filed solely to disclose the determination of the Company’s Board of Directors regarding how frequently the Company will hold future non-binding, advisory votes on executive compensation.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(d)  As reported in the Original 8-K, a majority of the Company’s shares represented at the Annual Meeting, in a non-binding, advisory vote, favored an annual vote on executive compensation.  Accordingly, after consideration of these voting results and other factors, the Board of Directors has determined that the Company will hold future non-binding, advisory votes of shareholders to approve the compensation of the named executive officers on an annual basis until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2011	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Senior Vice President